 Exhibit g.1.a

FORM OF

1st AMENDMENT TO THE

CUSTODY AGREEMENT

THIS AMENDMENT made effective as of the __ day of ____, 2014 amends that certain Custody Agreement, dated as of March 21, 2014, between Virtus Alternative Solutions Trust for itself and for each of its series listed on Schedule I attached hereto and The Bank of New York Mellon (the “Custody Agreement”) as herein below provided.

W I T N E S S E T H:

WHEREAS, pursuant to Section 10.1 of the Custody Agreement, the Funds wish to amend Schedule I to the Custody Agreement.

NOW, THEREFORE, in consideration of the foregoing premise, the parties to the Custody Agreement hereby agree that the Custody Agreement is amended as follows:

1.	The name of the series Virtus Alternative Real Assets Solution Fund has been changed to Virtus Alternative Inflation Solution Fund.

2.	Schedule I to the Custody Agreement is hereby replaced with Schedule I attached hereto and made a part hereof.

3.	Except as herein provided, the Custody Agreement shall be and remain unmodified and in full force and effect. All initial capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Custody Agreement.

4.	This Amendment may be executed in any number of counterparts (including executed counterparts delivered and exchanged by facsimile transmission) with the same effect as if all signing parties had originally signed the same document, and all counterparts shall be construed together and shall constitute the same instrument. For all purposes, signatures delivered and exchanged by facsimile transmission shall be binding and effective to the same extent as original signatures.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers.

Authorized Signer of:		Authorized Officer of:
VIRTUS ALTERNATIVE SOLUTIONS TRUST		THE BANK OF NEW YORK MELLON

By:		By:
Name:	W. Patrick Bradley	Name:
Title:	SVP, CFO & Treasurer	Title:
Date:		Date:

SCHEDULE I

Fund:

Virtus Alternative Solutions Trust

Series:

Virtus Alternative Income Solution Fund

Virtus Alternative Inflation Solution Fund

Virtus Alternative Total Solution Fund